                                                                   Exhibit 10.10

                               CHARTER COMMUNICATIONS HOLDING COMPANY, LLC


                                                                   July 22, 1999

Charter Communications Holdings, LLC
12444 Powerscourt Drive
St. Louis, Missouri 63131


         Re: Contribution of Capital to Charter Communications Holdings, LLC

To Whom it May Concern:

         Introduction. Reference is hereby made to that certain Membership Interests Purchase Agreement dated as of July 22, 1999 by and between Charter Communications Holding Company, LLC, a Delaware limited liability company (the "Company") and Paul G. Allen, an individual ("Allen"), pursuant to which Allen agreed to purchase membership interests in the Company for a total purchase price of $1.325 billion (the "Purchase Price").

         Agreement. The Company hereby agrees to contribute, immediately upon receipt of such purchase price, or any portion thereof, the full amount of such purchase price, or such portion thereof, to the capital of Charter Communications Holdings, LLC to be used to fund the pending acquisitions of Charter Communications Holdings, LLC.

         Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such state without resort to that state's conflict-of-laws rules.

Charter Communications Holdings, LLC
July 22, 1999
page 2


         Counterparts. This Letter Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same agreement. This Letter Agreement shall become effective when one or more counterparts has been signed by each of the parties and delivered to the other party.

                                      CHARTER COMMUNICATIONS HOLDING COMPANY,
                                           LLC


                                      By: /s/ Curtis S. Shaw
                                          --------------------------------------
                                      Name:  Curtis S. Shaw
                                      Title: Senior Vice President


Acknowledged and agreed
this 22nd day of July, 1999.

CHARTER COMMUNICATIONS
    HOLDINGS, LLC


By: /s/ Curtis S. Shaw
    ---------------------------
Name:  Curtis S. Shaw
Title: Senior Vice President